UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2008

MedAssets, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-323-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 29, 2008, MedAssets, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Accuro, L.L.C. ("Accuro"), Accuro Healthcare Solutions, Inc., Aston Acquisition I, Inc., Aston Acquisition II, LLC, certain signing sellers identified on the signature pages to the Merger Agreement and Welsh, Carson, Anderson & Stowe IX, L.P., as the sellers’ representative, pursuant to which, among other things, the Company would acquire all of the outstanding stock of Accuro Healthcare Solutions, Inc. In connection therewith, the Company agreed to enter into a series of transactions whereby Accuro would be merged with and into Accuro Healthcare Solutions, Inc., following which Accuro Healthcare Solutions, Inc. would ultimately be merged with and into Aston Acquisition II, LLC, an indirect, wholly-owned subsidiary of the Company. Accuro provides various revenue cycle management services and software to hospitals and other healthcare providers nationwide.

The acquisition was consummated on June 2, 2008 and, in connection therewith, the Company paid to Accuro an aggregate purchase price of approximately $207 million in cash, subject to certain adjustments, approximately 8,850,000 shares of unregistered common stock of the Company, par value $0.01 per share (the "Shares"). In addition, the Company will make an additional payment of $20 million, subject to certain adjustments, payable in cash or shares of the Company’s unregistered common stock (as determined by the Company in its sole discretion) on June 2, 2009

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on May 9, 2008, the Company entered into the third amendment to its existing credit agreement with Bank of America, N.A. and the parties therein (the "Prior Third Amendment"), a copy of which was filed on May 15, 2008 as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2008. On May 22, 2008, the Company, Bank of America, N.A. and other parties thereto entered into a revised third amendment to the Company’s existing credit agreement (the "Revised Third Amendment"), a copy of which was filed on May 28, 2008 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which superseded and replaced the Prior Third Amendment in its entirety. The Revised Third Amendment became effective with the consummation of the Merger Agreement on June 2, 2008. Pursuant to the Revised Third Amendment, among other things, the term loan facility was increased by $50,000,000, commitments to make loans under the revolving credit facility were increased from $110,000,000 to $125,000,000, and the applicable margins on the rate of interest payable by the Company were also increased.

Item 3.02 Unregistered Sales of Equity Securities.

On June 2, 2008, the Company issued the Shares to holders of Accuro securities as part of the purchase price for the acquisition, pursuant to the terms of the Merger Agreement. The Shares were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 2.01 in this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, the Company adopted resolutions to increase the number of directors that constitute its Board of Directors (the "Board") from ten to eleven directors and appointed D. Scott Mackesy as a Class III director of the Company.

In connection with the closing of the acquisition of Accuro Healthcare Solutions, Inc., Mr. Mackesy will be paid in aggregate approximately $362,000 in cash, less applicable withholdings, and will receive 5,730 Shares, with a total valuation of approximately $104,000.

Other than the foregoing, since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded or will exceed $120,000 and in which Mr. Mackesy had or will have a direct or indirect material interest.

Mr. Mackesy served as a member of the board of directors of Accuro Healthcare Solutions, Inc. prior to its acquisition by the Company and is a member of the management committee of Welsh, Carson, Anderson & Stowe ("WCAS"). Mr. Mackesy joined WCAS in 1998 and focuses on investments in the healthcare industry. Prior to joining WCAS, Mr. Mackesy was a Vice President at Morgan Stanley Dean Witter in the Investment Research Department, where, for six years, he was responsible for coverage of the facilities-based healthcare services sector. Mr. Mackesy currently serves as a member of the board of directors at various private companies, including Arden Health Services, Bausch & Lomb, Renal Advantage and United Surgical Partners International. Mr. Mackesy earned a B.B.A. in Finance from the College of William & Mary in 1991.

Item 8.01 Other Events.

On June 3, 2008, the Company issued a press release announcing that it had consummated the acquisition. A copy of such press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by paragraph (a) of Item 9.01 of Form 8-K are not included herein and, pursuant to paragraph (a)(4) of such Item 9.01, such financial statements will be filed by the Company not later than August 13, 2008 by amendment to this Form 8-K.

(b) Pro forma financial information.

The pro forma financial information required by paragraph (b) of Item 9.01 of Form 8-K is not included herein and, pursuant to paragraph (b)(2) of such Item 9.01, such pro forma financial information will be filed by the Company not later than August 13, 2008 by amendment to this Form 8-K.

(d) Exhibits.

Exhibit
Number Description

99.1 Press Release, dated June 3, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

June 3, 2008	By:	Jonathan H. Glenn, Esq.

Name: Jonathan H. Glenn, Esq.
Title: Executive Vice President and Chief Legal and Administrative Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 3, 2008.